Exhibit 10.65

FIRST AMENDMENT TO THE
STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
1999 ANNUAL INCENTIVE PLAN FOR CERTAIN EXECUTIVES

          Amendment, dated as of December 17, 2003, to the Starwood Hotels & Resorts Worldwide, Inc. 1999 Annual Incentive Plan for Certain Executives (the “Plan”).

          WHEREAS, the Compensation and Option Committee of the Board of Directors of Starwood Hotels & Resorts Worldwide, Inc. (the “Corporation”) has determined that it is advisable and in the best interests of the Corporation that the Plan be amended as set forth in this First Amendment.

          NOW, THEREFORE, the Corporation hereby amends the plan as follows:

1.	The definition of “Participant” in section 1 of the Plan is hereby amended in its entirety as follows:

"Participant – Shall mean the Chairman and/or Chief Executive Officer, the President and/or Chief Operating Officer, and any other officer of the Company who is designated by the Committee at any time ending on or before the 90th day of each Performance Period as a Participant in this Plan.”

2.	Section 7 of the Plan is hereby amended by adding the following paragraph:

“7.9 Term of Plan. The Plan shall terminate on the close of business on May 26, 2009.”

3.	Except as otherwise specifically set forth herein, all terms and provisions of the Plan shall remain in full force and effect and shall be unmodified by the effectiveness of this First Amendment.

4.	All capitalized terms used in this First Amendment and not otherwise defined herein shall have the respective meanings assigned thereto in the Plan.

          IN WITNESS WHEREOF, Starwood Hotels & Resorts Worldwide, Inc. has adopted this First Amendment to the 1999 Annual Incentive Plan for Certain Executives effective as of the date hereof.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

By:

Name:
Title: